Exhibit 23.1

Consent of independent registered public accounting firm

We consent to use, in the Registration Statement on Form S-1 (Amendment No. 2) of MITU Resources Inc., of our report dated May 5, 2014 on our audits of the balance sheet of MITU Resources Inc. at March 31, 2014 and the related statements of operations, stockholders' equity, and cash flows for the period from April 17, 2013 (date of inception) to March 31, 2014.

/s/ PLS CPA
__________________________
PLS CPA

San Diego CA
August 21, 2014